Riggs Funds                         1                  September 1, 1999
                                                Exhibit h (xxii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                EXHIBIT N to the
                           Shareholder Services Plan

                                  RIGGS FUNDS

                         Riggs Small Company Stock Fund
                                 Class Y Shares


      This Plan is adopted by Riggs Funds with respect to the Classes of Shares of the portfolio of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, Providers will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Riggs Small Company Stock Fund held during the month.

      Witness the due execution hereof this 1st day of December, 1999.


                                    RIGGS FUNDS

                                    By:  /s/ Joseph S. Machi
                                       ------------------------------
                                    Name:  Joseph S. Machi
                                    Title:  Vice President